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                                                                  Exhibit 99.2



                      CONSENT OF SALOMON SMITH BARNEY INC.


We hereby consent to the use of our name and to the inclusion of our opinion letter, dated November 18, 2001, as Annex E to, and the reference thereto under the captions "Questions and Answers About the Merger," "Summary - Fairness Opinions of Financial Advisors," "The Merger - RECOMMENDATION OF THE CONOCO BOARD OF DIRECTORS," and -- "OPINIONS OF CONOCO'S FINANCIAL ADVISORS" in, the Proxy Statement/Prospectus of ConocoPhillips, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 dated on or about February 7, 2002 of ConocoPhillips. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                                  /s/ Salomon Smith Barney
                                                 --------------------------
                                                  Salomon Smith Barney Inc.


New York, New York
February 7, 2002